Exhibit 5.1

Barristers & Solicitors

November 3, 2023

PSYENCE BIOMEDICAL LTD.

1300- 121 Richmond Street West Toronto,

Ontario, Canada, M5H 2K1

Dear Sirs/Mesdames:

RE: Psyence Biomedical Ltd. –Registration Statement on Form F-4

We have acted as Canadian counsel to Psyence Biomedical Ltd., a corporation existing under the laws of the Province of Ontario, Canada (the “Corporation”) in connection with the filing of a registration statement, as amended (the “Registration Statement”), by the Corporation with the United States Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration and issuance of up to 10,788,021 common shares in the capital of the Corporation (the “Shares”), and the issuance of up to 13,070,000 common shares in the capital of the Corporation (the “Warrant Shares”) issuable pursuant to the exercise of 13,070,000 warrants of the Corporation (the “Public Warrants”), all as further described in the Registration Statement.

In connection with this opinion, we have examined the following documents (collectively, the “Corporate Documents”):

(a)	a Certificate of Status issued under the Business Corporations Act (Ontario) dated October 31, 2023;

(b)	the certificate of incorporation, articles and by-laws of the Corporation (the “Articles”);

(c)	certain resolutions of the Corporation’s directors;

(d)	the form of certificate representing the Public Warrants;

(e)	a certificate of an officer of the Corporation dated October 31, 2023 verifying certain factual matters (the “Officer's Certificate”); and

(f)	the Registration Statement.

In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

4100 - 66 Wellington Street West, PO Box 35, TD Bank Tower, Toronto, Ontario, Canada. M5K 1B7	T: 416-365-1110 F: 416-365-1876
www.weirfoulds.com

Barristers & Solicitors

We have assumed that the signatures on all documents examined by us are genuine, the legal capacity of all individuals, the veracity of the information contained in the foregoing documents; the authenticity of all documents submitted to us as originals and the conformity to originals of at all documents submitted to us as copies or as facsimiles of copies or originals, and the accuracy, completeness and authenticity of certificates of public officials, which assumptions we have not independently verified.

For purposes of this opinion letter, we have also assumed that: (a) the effectiveness of the Registration Statement, and any amendments thereto (including post-effective amendments), will not have been terminated or rescinded; and (b) all securities will be offered and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the prospectus supplement filed in the United States; and (c) where our opinion refers to any of the Shares or Warrant Shares as being issued as “fully paid”; and non- assessable”, that all required consideration (in whatever form) will have been paid or provided . We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions. The opinions given below are given as of the date off this letter and are not prospective

Based upon and subject to the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(a)	the Shares will be, when issued by the Corporation and provided that the Corporation has received the full consideration therefor, validly issued as fully paid and non-assessable common shares in the capital of the Corporation;

(b)	The Warrant Shares to be issued upon due exercise of the Warrants will be, upon due exercise of such Warrants, including payment of the full exercise price by the holder in accordance with the provisions thereof, validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

This opinion letter is rendered as of the date hereof, and is opining upon and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, as such laws presently exist as of the date hereof. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should applicable laws be changed after the date hereof by legislative action, judicial decision or otherwise, or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions expressed in this letter are limited to the matters set forth herein and no other opinions should be inferred beyond the matters expressly stated.

Barristers & Solicitors

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

/s/ WeirFoulds LLP

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